UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a–101)

INFORMATION REQUIRED IN CONSENT STATEMENT

SCHEDULE 14A INFORMATION

Consent Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  ☐                             Filed by a Party other than the Registrant  ☒

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☐	Preliminary Consent Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Consent Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

PUMA BIOTECHNOLOGY, INC.

(Name of Registrant as Specified in Its Charter)

FREDRIC N. ESHELMAN, PHARM.D.

JAMES M. DALY

SETH A. RUDNICK, M.D.

KENNETH B. LEE, JR.

(Name of Persons(s) Filing Consent Statement, if Other Than the Registrant)

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Dr. Fredric N. Eshelman Files Preliminary Written Consent Statement in Connection with Puma Biotechnology Inc.

NEW YORK, October 28, 2015 – Dr. Fredric N. Eshelman today filed a Preliminary Consent Statement with the Securities and Exchange Commission in connection with his proposed solicitation of written consents from the holders of shares of common stock of Puma Biotechnology, Inc.

Dr. Eshelman is the beneficial owner of approximately 1 percent of the issued and outstanding shares of Puma common stock.

Dr. Eshelman’s Preliminary Consent Statement includes proposals to increase the size of the board of directors of Puma from five to nine directors and to elect as new directors Dr. Eshelman and three other highly qualified candidates: James M. Daly, Seth A. Rudnick, M.D., and Kenneth B. Lee, Jr.

Dr. Eshelman has more than 35 years of strategic development, executive, operational and financial leadership experience in the pharmaceutical and healthcare industries. He is currently Non-Executive Chairman of The Medicines Company, and previously founded Pharmaceutical Product Development, Inc. (“PPD”) and Furiex Pharmaceuticals, Inc. (“Furiex”). In 2014, Dr. Eshelman founded Eshelman Ventures, LLC, an investment company focused on healthcare companies. Dr. Eshelman also serves on the boards of directors of several privately held companies, including AeroMD, Cellective Biotherapy, Inc., Dignify Therapeutic, Inc., Eyenovia, Inc., G1 Therapeutics, Inc., Innocrin Pharmaceuticals, Inc., Medikidz USA, Inc., Meryx, Inc. and Neoantigenics LLC, and on the advisory board of Auven Therapeutics.

James M. Daly served as Executive Vice President and Chief Commercial Officer at Incyte Corporation, a biopharmaceutical company, from October 2012 until June 2015, and has served as a director of Chimerix Inc., a privately held biotechnology company, since 2014. Prior to joining Incyte, Mr. Daly served as Senior Vice President of North America Commercial Operations and Global Marketing/Commercial Development at Amgen Inc., a global pharmaceutical company. Prior to his employment with Amgen, Mr. Daly was Senior Vice President and General Manager of the Respiratory/Anti-infective business unit at GlaxoSmithKline.

Seth A. Rudnick, M.D., is currently Chairman of several privately held biotechnology companies, including Meryx Pharmaceuticals, Liquidia Technologies, Inc., and G1 Therapeutics. Dr. Rudnick also serves on the Board of Square 1, a public company. Previously, Dr. Rudnick was the Chief Executive Officer and Chairman of CytoTherapeutics Inc., a company developing stem cell-based therapies. In addition, he helped found and served as the Head of Research and Development for Ortho Biotech, a division of Johnson & Johnson focusing on cancer and chronic illnesses. Dr. Rudnick is a Clinical Adjunct Professor of Medicine at University of North Carolina, Chapel Hill.

Kenneth B. Lee, Jr., is a managing member of Hatteras BioCapital, LLC and the general partner of Hatteras BioCapital Fund, L.P., a venture capital fund focusing on life sciences companies. Currently, Mr. Lee serves on the boards of directors of the following publicly held companies: Biocryst Pharmaceuticals, Inc. and Pozen Inc., for which he serves as Lead Director, Chairman of the compensation committee and as a member of the audit committee. Mr. Lee also serves on the Board of two private companies, Clinverse, Inc., and Clinipace Worldwide Inc., for which he serves as Chairman, and is a co-founder of the National Conference on Biotechnology Venture. Between 2002 and 2013, Mr. Lee served on the boards of directors of several public companies: Maxygen, Inc., OSI Pharmaceuticals, Inc., CV Therapeutics, Inc., Abgenix, Inc., and Inspire Pharmaceuticals, Inc. Mr. Lee was formerly national director of the life science practice at Ernst and Young LLP where he advised biotechnology and pharmaceutical companies throughout the world on a wide range of financial and strategic planning issues. Mr. Lee received a B.A. from Lenoir-Rhyne College and an M.B.A. from the University of North Carolina at Chapel Hill.

The proposals contained in the consent statement will be effective without further action by Puma or its board when Dr. Eshelman delivers to the Company written consents from the holders of a majority of the outstanding shares of Puma common stock.

Dr. Eshelman has retained Cadwalader, Wickersham & Taft LLP and Young Conaway Stargatt & Taylor, LLP as legal counsel on this matter.

THIS PRESS RELEASE IS NOT A PROXY STATEMENT OR A CONSENT STATEMENT, NOR IS IT A SOLICITATION OF ANY PROXY OR CONSENT. ANY SUCH SOLICITATION WILL BE MADE ONLY BY A WRITTEN DEFINITIVE CONSENT SOLICITATION STATEMENT (THE “DEFINITIVE CONSENT STATEMENT”), DULY FILED WITH THE SEC. DR. ESHELMAN AND THE NOMINEES HAVE FILED A PRELIMINARY CONSENT STATEMENT (THE “PRELIMINARY CONSENT STATEMENT”) WITH THE SEC. PLEASE READ THE PRELIMINARY CONSENT STATEMENT CAREFULLY BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE IDENTITY OF THE PARTICIPANTS, INCLUDING, BUT NOT LIMITED TO, DR. ESHELMAN, THE PROPOSALS HE IS ASKING THE STOCKHOLDERS TO APPROVE, THE NOMINEES THAT HE IS PROPOSING TO BE ELECTED TO SERVE ON THE COMPANY’S BOARD OF DIRECTORS AND THEIR RESPECTIVE HOLDINGS (SECURITIES OR OTHERWISE, DIRECT OR INDIRECT) IN THE COMPANY. YOU MAY OBTAIN A FREE COPY OF THE PRELIMINARY CONSENT STATEMENT AND, WHEN AVAILABLE, THE DEFINITIVE CONSENT STATEMENT, AT THE SEC’S WEBSITE (WWW.SEC.GOV) OR BY DIRECTING A REQUEST TO OKAPI PARTNERS LLC AT THE INVESTOR INQUIRIES CONTACT ABOVE.

Certain Information Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, Dr. Eshelman plans to distribute a definitive consent statement. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contacts

Investors:

Okapi Partners LLC

Bruce Goldfarb, 877-869-0171

bhgoldfarb@okapipartners.com

or

Media:

Finsbury

Kal Goldberg / Chuck Nathan / Chris Ryall

646-805-2000

kal.goldberg@finsbury.com

charles.nathan@finsbury.com

chris.ryall@finsbury.com